UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2018

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Severance and Change in Control Policy

On January 14, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Fate Therapeutics, Inc. (the “Company”), adopted the Company’s Severance and Change in Control Policy (the “Policy”). The purpose of the Policy is to provide certain of the Company’s senior management employees with compensation and benefits in the event of a termination of employment by the Company without Cause or resignation by the employee for Good Reason (as such terms are defined in the Policy).

Under the Policy, for a termination or resignation that occurs any time following the first anniversary of an eligible employee’s first day of employment with the Company, the employee will be entitled to (i) the acceleration of time-based vesting provisions of outstanding equity awards that would have vested within nine (9) months of the termination, (ii) severance in the amount of nine (9) months of base salary, and (iii) payment of the employer portion of group health care benefits under COBRA for up to nine (9) months after termination.

In addition, if the termination or resignation occurs within three (3) months prior to or one year after the closing of a Sale Event (as defined in the Policy), then, in lieu of the benefits described above, such eligible employee is entitled to (i) full acceleration of time-based vesting provisions of all outstanding equity awards, (ii) severance in the amount of twelve (12) months of base salary, (iii) payment of the employee’s bonus target for the calendar year in which the termination occurred, and (iv) payment of the employer portion of group health care benefits under COBRA for up to twelve (12) months after termination.

In each case, receipt of any compensation or benefits under the Policy is subject to the eligible employee’s execution of a severance agreement and release.

Employees who are party to an agreement or an arrangement with the Company that provides greater benefits in the aggregate than set forth in the Policy are not eligible to receive any payments or benefits under the Policy.

The foregoing description of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

Approval of Amended and Restated CEO Employment Agreement

On January 14, 2018, upon the recommendation of the Compensation Committee, the Board approved the Amended and Restated Employment Agreement by and between the Company and J. Scott Wolchko, the Company’s current President and Chief Executive Officer (the “CEO Employment Agreement”).

The CEO Employment Agreement provides for an initial annual base salary of $516,000, subject to review by the Board or the Compensation Committee from time to time. In addition, Mr. Wolchko is eligible to receive annual incentive compensation, for which the initial target annual incentive compensation will be 50% of his then-current annual base salary, as determined by the Board or the Compensation Committee.

Mr. Wolchko’s employment is at-will. Upon any termination of Mr. Wolchko’s employment, Mr. Wolchko will be entitled to receive (i) the amount of his accrued but unpaid salary and unpaid expense reimbursements and any accrued but unused vacation as of the date of termination, (ii) any vested benefits Mr. Wolchko may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, as of the date of termination, and (iii) any earned but unpaid incentive compensation from the prior calendar year.

In the event that Mr. Wolchko’s employment is terminated by the Company without Cause or by Mr. Wolchko for Good Reason (as such terms are defined in the CEO Employment Agreement), subject to his execution of a separation agreement and release, Mr. Wolchko will be entitled, in addition to the amounts described in clauses (i) through (iii) of the third paragraph hereunder, to (i) a cash payment equal to the sum of twelve (12) months of Mr. Wolchko’s then-current base salary and his annual target incentive compensation in the year of termination, (ii) full acceleration of the vesting provisions of all outstanding stock options or other stock-based awards containing performance-based vesting conditions, if such performance-based vesting condition has been satisfied as of the date of termination, (iii) for all outstanding stock options or other stock-based awards containing time-based vesting conditions, acceleration of the vesting provisions and lapse of the repurchase rights with respect to a number of shares underlying such awards that would have vested and for which any repurchase rights would have lapsed had Mr. Wolchko remained employed with the Company for an additional twelve (12) months, provided, however, that for any stock-based awards that include both a performance-based vesting condition (including the achievement of a specified stock price or market capitalization) and a time-based vesting provision or any stock-based awards that vest solely upon the achievement of a performance-based vesting condition, no acceleration shall be provided unless such performance-based vesting condition has been satisfied as of the date of termination, and any acceleration provided shall be subject to clause (ii) of this paragraph, and (iv) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after termination.

In the event that Mr. Wolchko’s employment is terminated by the Company without Cause or by Mr. Wolchko for Good Reason within three months prior to and 18 months after a Sale Event (as such term is defined in the CEO Employment Agreement), subject to his execution of a separation agreement and release, Mr. Wolchko is entitled, in addition to the amounts described in clauses (i) through (iii) of the third paragraph hereunder, to (i) a cash payment equal to the sum of eighteen (18) months of Mr. Wolchko’s then-current base salary and one and a half (1.5) times his annual target incentive compensation in the year of termination, (ii) full acceleration of the vesting provisions of all outstanding stock options or other stock-based awards; provided, that for any stock options or awards that include a performance-based vesting condition, no acceleration will be provided unless the performance-based vesting condition has been satisfied as of the date of Mr. Wolchko’s termination, and (iii) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after termination.

The foregoing description of the terms of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the CEO Employment Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2018	Fate Therapeutics, Inc.

	By:	/s/ Cindy R. Tahl
Cindy R. Tahl
General Counsel and Secretary